Exhibit 1.1

1

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1658436

Ministry of Consumer and Business Services | Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

MAY 02 MAI, 2005

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Trans Code	Line No	Stat	Comp Type	Method Incorp	Share
A	0	0	A	3	S
18	20	28	29	30	31

Notice Req'd	Jurisdiction	
N	ONTARIO	A
32	33 47	57

Form 4
Business Corporations Act
Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: Dénomination sociale de la société issue de la fusion :

NAYARIT GOLD INC.

2. The address of the registered office is: Adresse du siège social :

120 ADELAIDE STREET WEST, SUITE 2500

(Street and No. or R.R. No. and, if multi-office building, give Room No.)
(Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

TORONTO, ONTARIO M5H1T1

(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste) (Postal Code) (Code postal)

3. Number (or minimum and maximum number) of directors is: Nombre (ou nombres minimal et maximal) d'administrateurs :

Minimum: 3 Maximum: 10

4. The director(s) is/are: Administrateur(s) :

First name, initials and surname / Prénom, initiales et nom de famille	Address for Service, giving Street and No. (or R.R. No.), Municipality and Postal Code / Domicile élu, y compris la rue et le numéro (ou le numéro de la R.R.), le nom de la municipalité et le code postal	Resident Canadian State Yes or No / Résident canadien Oui/Non
Herman Becker-Fluegel	31 Hylan Boulevard, #7B Staten Island, N.Y. 10305	No
Robert D. Reese	1193 Rolling Meadow Road Pittsburg, Pennsylvania 15241	No
Michael D. Coulter	223 Ferris Road Toronto, Ontario, M4B 1H2	Yes
J. Trevor Eyton	107 King Street West Cheltenham, Ontario, L0P 1C0	Yes
Gerald Shefsky	15 Victoria Street Toronto, Ontario, M5H 4C3	Yes

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OBCA Form 4 1/1999

2

Form 4
Business
Corporations
Act
Formule 4
Loi sur les
sociétés par
actions

5. A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176(4) of the Business Corporations Act on the date set out below.

A) Les actionnaires de chaque société qui fusionne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la Loi sur les sociétés par actions à la date mentionnée ci-dessous.

[X]

CHECK A OR B — COCHER A OU B

[ ]

B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

B) Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la Loi sur les sociétés par actions à la date mentionnée ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of

Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

---

and are more particularly set out in these articles.

et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation
NAYARIT GOLD INC.	1597396	April 7, 2005
CANHORN CHEMICAL CORPORATION	1127454	April 7, 2005

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OBCA Form 4 1/1999

3

Form 4
Business Corporations Act
Formule 4
Loi sur les sociétés par actions

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:

Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société :

None.

7. The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

The Corporation shall be authorized to issue an unlimited number of common shares, all without nominal or par value.

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obca Form 4 1/1999

4

Form 4
Business
Corporations
Act

Formule 4
Loi sur les
sociétés par
actions

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

(b) the right to receive any dividend declared by the board of directors of the Corporation in respect of the Common Shares; and

Document prepared by Paterson & Company Barristers and Solicitors Toronto, Ontario

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OBCA Form 4 1/1999

5

Form 4
Business
Corporations
Act

Formule 4
Loi sur les
sociétés par
actions

9. The issue, transfer or ownership of shares ~~is~~ / is not restricted and the restrictions (if any) are as follows:

L'émission, le transfert ou la propriété d'actions ~~est~~ / n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

10. Other provisions, if any:

Autres dispositions, s'il y a lieu :

Without limiting the borrowing powers of the Corporation as set forth in the *Business Corporations Act* (Ontario), as amended from time to time, the Corporation may, from time to time, with or without the authority of any by-laws or the authorization of the shareholders:

(a) borrow money upon the credit of the Corporation including by way of overdraft;

(b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation whether secured or unsecured; and

11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions constituent l'annexe "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe "B".

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OBCA Form 4 1/1999

6

Form 4
Business Corporations Act
Formule 4
Loi sur les sociétés par actions

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

Dénomination sociale des sociétés qui fusionnent, signature et fonction de leurs dirigeants régulièrement désignés.

NAYARIT GOLD INC.

Per: ______________________
Gerald Shefsky, President

CANHORN CHEMICAL CORPORATION

Per: ______________________
Marilyn E. Turner, Secretary

Document prepared by
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Barristers and Solicitors
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OBCA Form 4 1/1999

SCHEDULE "A-

Statement of Director or Officer
(Pursuant to Subsection 178(2) of the Business Corporations Act)

I, Gerald Shefsky, of the City of Toronto, in the Province of Ontario, hereby certify and state as follows:

1.

This statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2.

I am the sole Director of Nayarit Gold Inc. and as such have knowledge of its affairs.

3.

I have conducted such examinations of the books and records of Canhorn Chemical Corporation and Nayarit Gold Inc. (the "Amalgamating Corporations") as are necessary to enable me to make the statements hereinafter set forth.

4.

There are reasonable grounds for believing that:

(i)

each of the Amalgamating Corporations is, and the corporation to be formed by their amalgamation will be, able to pay its liabilities as they become due, and

(ii)

the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5.

There are reasonable grounds for believing that no creditor of either of the Amalgamating Corporations will be prejudiced by the amalgamation.

This statement is made as of the 2nd day of May, 2005.

/s/Gerald Shefsky
GERALD SHEFSKY

SCHEDULE "A-2"

Statement of Director or Officer
(Pursuant to Subsection 178(2) of the Business Corporations Act)

I, Marilyn E. Turner, of the City of Toronto, in the Province of Ontario, hereby certify and state as follows:

1.

This statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2.

I am the Secretary of Canhorn Chemical Corporation and as such have knowledge of its affairs.

3.

1 have conducted such examinations of the books and records of Canhorn Chemical Corporation and Nayarit Gold Inc. (the "Amalgamating Corporations") as are necessary to enable me to make the statements hereinafter set forth.

4.

There are reasonable grounds for believing that:

(i)

each of the Amalgamating Corporations is, and the corporation to be fowled by their amalgamation will be, able to pay its liabilities as they become due, and

(ii)

the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5.

There are reasonable grounds for believing that no creditor of either of the Amalgamating Corporations will be prejudiced by the amalgamation.

This statement is made as of the 2nd day of May, 2005

/s/ Marilyn E. Turner
Marilyn E. Turner

SCHEDULE "B"

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT dated as of February 28, 2005.

BETWEEN:
NAYARIT GOLD INC., a corporation incorporated
under the laws of Ontario

("Nayarit Gold")
- and
CANHORN CHEMICAL CORPORATION, a
corporation incorporated under the laws of Ontario

("Canhorn")

WHEREAS Nayarit Gold and Canhorn agreed to complete an amalgamation under the Business Corporations Act (Ontario) whereby they will amalgamate and continue under the name Nayarit Gold Inc.;

AND WHEREAS upon the amalgamation being effective, shares of each of the Amalgamating Corporations (as defined below) will be exchanged for shares of Amalco;

NOW THEREFORE THIS AGREEMENT WITNESSETH AS FOLLOWS:

ARTICLE ONE

Definitions

In this Agreement:

"Affiliate" has the meaning ascribed thereto in the Securities Act (Ontario);

"Agreement" means this Amalgamation Agreement;

"Amalco" means the continuing corporation constituted upon the Amalgamation becoming effective;

"Amalco Common Shares" means the common shares without nominal or par value in the capital of Amalco;

"Amalgamating Corporations" means Nayarit Gold and Canhorn;

"Amalgamation" means the amalgamation of Nayarit Gold and Canhorn pursuant to the Ontario Act as contemplated by this Agreement;

"Nayarit Gold Shares" means the common shares without nominal or par value in the capital of Nayarit Gold as constituted on the date hereof;

"Dissenting Shareholders" means holders of Nayarit Gold Shares or Canhorn Shares who exercise rights of dissent under the Ontario Act with respect to the Amalgamation;

"Effective Date" means the effective date set forth in the Certificate of Amalgamation issued pursuant to the Ontario Act with respect to the Amalgamation;

"Canhorn Shares" means the common shares without nominal or par value in the capital of Canhorn as constituted on the date hereof;

"Ontario Act" means the Business Corporations Act (Ontario);

"Proxy Statement" means the management information circular which will accompany the notices of shareholders meetings of Nayarit Gold and Canhorn called, among other things, to approve and adopt this Agreement;

"Special Meeting of Shareholders" means the special meeting of the shareholders of Canhorn to be held for the purpose of considering a special resolution relating to the Amalgamation;

"Transfer Agent" means the transfer agent for the Amalco Common Shares.

1.2

Unless the context otherwise requires, words and phrases used herein that are defined in the Ontario Act shall have the same respective meaning herein as in such Act.

ARTICLE TWO

Representations and Warranties

2.1

Canhorn represents and warrants to and agrees with Nayarit Gold that:

(a)

Canhorn is a corporation duly incorporated and organized and validly subsisting under the Ontario Act and has the corporate power and authority to own or lease its assets as now owned or leased and to carry on its business as now carried on and holds all necessary federal, provincial and municipal governmental licenses, permits and authorizations in connection therewith;

(b)

the authorized capital of Canhorn consists of an unlimited number of common shares, herein denoted as "Canhorn Shares" of which 9,479,066 Canhorn Shares are validly issued and outstanding at the date hereof as fully paid and non-assessable shares;

(c)

Canhorn has the corporate power and authority to enter into this Agreement;

(d)

no person, firm or corporation has any agreement, warrant or option, or any right capable of becoming an agreement, warrant or option, for the purchase of any unissued shares in the capital of Canhorn, except as disclosed in the Proxy Statement;

(e)

the audited financial statements of Canhorn for the twelve months ended December 31, 2003 and 2002, and the unaudited financial statements for the nine months ended September 30, 2004, together with the notes thereto (collectively, the Canhorn Statements), present fairly the financial position of Canhorn and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(f)

there have been no changes since September 30, 2004 in the condition, financial or otherwise, or in the results of operations of Canhorn as shown on or reflected in the Canhorn Statements which have had or may reasonably be expected to have a materially adverse effect on the business, prospects, property, financial condition or results of operations of Canhorn taken as a whole except as publicly disclosed;

(g)

none of the execution and delivery of this Agreement, the consummation of the Amalgamation and the fulfillment of and compliance with the terms and provisions hereof will (i) result in or constitute a default under, the articles or by-laws of Canhorn or any agreement to which Canhorn is a party or any Canhorn assets are bound, (ii) constitute an event which would permit any party to any agreement with Canhorn to terminate such agreement or to accelerate the maturity of any indebtedness of Canhorn or other obligation of Canhorn, or (iii) result in the creation of imposition of any encumbrance upon the Canhorn Shares or any assets of Canhorn;

(h)

there is no legal, arbitrable, governmental or other action, proceeding or investigation pending or threatened against or otherwise affecting Canhorn or any of its assets and, to the best of its knowledge, Canhorn is not aware of any event or events which have occurred that could give rise to any such action, proceeding or investigation;

(i)

Canhorn has not declared or paid any dividend or otherwise made any distribution of any kind to shareholders and Canhorn has not disposed of or entered into any agreement to dispose of any of its assets or incurred indebtedness;

(j)

Canhorn is in compliance with all applicable governmental laws, by-laws, regulations and orders relevant to Canhorn's corporate existence, operations or properties;

(k)

Canhorn is a "reporting issuer" as defined in the securities legislation of Ontario, and is not in default of any filings required to be made pursuant thereto or the regulations made thereunder;

(1)

the Canhorn Shares are not listed on any stock exchange or quotation system; and

(m)

the information in the Proxy Statement relating to Canhorn will be true, correct and complete in all material respects and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

2.2

Nayarit Gold represents and warrants to and agrees with Canhorn that:

(a)

Nayarit Gold is a corporation duly incorporated and organized and validly subsisting under the Ontario Act and has the corporate power and authority to own or lease its assets as now owned or leased and to carry on its business as now carried on and holds all necessary federal, provincial and municipal governmental licenses, permits and authorizations in connection therewith;

(b)

the authorized capital of Nayarit Gold consists of an unlimited number of common shares, herein denoted as Nayarit Gold Shares, of which 9,500,001 Nayarit Gold Shares are validly issued and outstanding at the date hereof as fully paid and non-assessable shares;

(c)

Nayarit Gold has the corporate power and authority to enter into this Agreement;

(d)

no person, firm or corporation has any agreement, warrant or option, or any right capable of becoming an agreement, warrant or option, for the purchase of any unissued shares in the capital of Nayarit Gold, except as disclosed in the Proxy Statement;

(e)

the audited financial statements of Nayarit Gold for the period ended September 30, 2004, together with the notes thereto (collectively, the Nayarit Gold Statements") present fairly the financial position of Nayarit Gold and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(f)

there have been no changes since September 30, 2004 in the condition, financial or otherwise, or in the results of operations of Nayarit Gold as shown on or reflected in the Nayarit Gold Statements which have had or may reasonably be expected to have a materially adverse effect on the business, prospects, property, financial condition or results of operations of Nayarit Gold taken as a whole;

(g)

none of the execution and delivery of this Agreement, the consummation of the Amalgamation and the fulfillment of and compliance with the terms and provisions hereof will (i) result in or constitute a default under, the articles or by-laws of Nayarit Gold or any agreement to which Nayarit Gold is a party or any Nayarit Gold assets are bound, (ii) constitute an event which would permit any party to any agreement with Nayarit Gold to terminate such agreement or to accelerate the maturity of any indebtedness of Nayarit Gold or other obligation of Nayarit Gold, or (iii) result in the creation of imposition of any encumbrance upon the Nayarit Gold Shares or any assets of Nayarit Gold

(h)

there is no legal, arbitrable, governmental or other action, proceeding or investigation pending or threatened against or otherwise affecting Nayarit Gold or any of its assets and, to the best of its knowledge, Nayarit Gold is not aware of any event or events which have occurred that could give rise to any such action, proceeding or investigation;

(i)

Nayarit Gold has not declared or paid any dividend or otherwise made any distribution of any kind to shareholders and Nayarit Gold has not disposed of or entered into any agreement to dispose of any of its assets or incurred indebtedness, except as disclosed herein;

(j)

Nayarit Gold is in compliance with all applicable governmental laws, bylaws, regulations and orders relevant to Nayarit Gold's corporate existence, operations or properties; and

(k)

the information in the Proxy Statement relating to Nayarit Gold will be true, correct and complete in all material respects and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

ARTICLE THREE

Conditions Precedent

3.1

Subject to section 3.2 hereof, this Agreement shall have no force and effect whatsoever and shall be null and void unless:

(a)

the shareholders of each of Nayarit Gold and Canhorn shall have approved this Agreement as required by the Ontario Act;

(b)

Nayarit Gold shall have completed an equity financing for minimum gross proceeds of $2,000,000 on the terms as described in the Proxy Statement;

(c)

Nayarit Gold or Canhorn shall not have received prior to the Effective Date written objections to the Amalgamation pursuant to the dissent rights provided in the Ontario Act from the holders of that number of Nayarit Gold Shares or Canhorn Shares (excluding objections which have been withdrawn) which objections in the opinion of the directors of Nayarit Gold or Canhorn are material to the transaction;

(d)

all representations and warranties of Nayarit Gold and Canhorn contained herein are true and correct on the Effective Date; and

(e)

all necessary regulatory approvals have been obtained.

3.2

If any condition set out in section 3.1 (other than 3.1(a) or (d)) shall not be fulfilled or performed, the party entitled to the benefit of such condition shall be entitled to terminate this Agreement or to waive that condition.

ARTICLE FOUR

Covenants

4.1

Each party hereto agrees with the other that:

(a)

it will not prior to or on the Effective Date allot or issue any shares of its capital or enter into any agreement except this Agreement providing for either the certain or contingent or contemplation of the issue of shares of its capital, except as contemplated in the Proxy Statement.

ARTICLE FIVE

Amalgamation

5.1

The Amalgamating Corporations hereby agree to amalgamate pursuant to the provisions of the Ontario Act and to continue as one corporation on the terms and conditions set forth in this Agreement.

5.2

Each of Nayarit Gold and Canhorn shall call and hold a meeting of shareholders in accordance with the Ontario Act, respectively, and applicable securities laws for the purpose of approving this Agreement as required by the Ontario Act.

5.3

On the Effective Date, the Amalgamation of the Amalgamating Corporations and their continuance as one corporation shall become effective; the property of each Amalgamating Corporation shall continue to be the property of Amalco; Amalco shall continue to be liable for the obligations of each Amalgamating Corporation (including, without limiting the generality of the foregoing, all granted but unexercised options and warrants); any existing cause of action, claim or liability to prosecution shall be unaffected; any civil, criminal or administrative action or proceeding pending by or against an Amalgamating Corporation may continue to be prosecuted by or against Amalco; any conviction against, or ruling under a judgment in favor of or against, an Amalgamating Corporation may be enforced by or against Amalco; and the Articles of Amalgamation with respect to the Amalgamation shall be deemed to be the Articles of Amalgamation of Amalco.

ARTICLE SIX

Amalco

6.1

The name of Amalco shall be Nayarit Gold Inc.

6.2

There shall be no restriction on the business which Amalco is authorized to carry on.

6.3

The registered office of Amalco shall be in the City of Toronto in the Province of Ontario. Until changed by the board of directors, the address of the registered office of Amalco in the City of Toronto shall be Suite 2500, 120 Adelaide Street West, Toronto, Ontario, M5H 1TI

6.4

Amalco shall be authorized to issue an unlimited number of common shares, herein defined as "Amalco Common Shares"

6.5

The rights, privileges, restrictions and conditions attaching to the Amalco Common Shares as a class are as follows:

(a)

the right to receive one vote for each Amalco Share held at all meetings of shareholders of Amalco, other than meetings at which the holders of another specified class or series of shares are entitled to vote separately as a class or series;

(b)

the right to receive any dividend declared by the board of directors of Amalco in respect of the Amalco Common Shares; and

(c)

subject to the prior rights of the holders of any class of shares ranking senior to the Amalco Common Shares, the right to receive the remaining property of Amalco in the event of the liquidation, dissolution or winding-up of Amalco, whether voluntarily or involuntarily, or any other distribution of the assets of Amalco among its shareholders for the purpose of winding-up its affairs.

6.6

There shall be no restrictions on the issue, transfer or ownership of shares in the capital of Amalco.

6.7

The board of directors of Amalco shall, until otherwise changed in accordance with the Act, consist of a minimum of three and a maximum of ten directors, the number of which shall be fixed from time to time by the directors.

6.8

On the Effective Date, the number of directors shall be five. The first directors of Amalco shall be the persons whose names and addresses appear below:

Name and Proposed Office (if any)	Address	Residency

Herman Becker-Fluegel,	31 Hylan Boulevard #7B	United States
Chairman	Staten Island, NY 10305

Robert D. Reese, President and	1193 Rolling Meadow Road	United States
Chief Executive Officer	Pittsburg, Pennsylvania 15241

Michael D. Coulter, Chief	223 Ferris Road	Canadian
Financial Officer	Toronto, Ontario
M4B 1H2

J. Trevor Eyton	107 King Street Wesr	Canadian
Cheltenham, Ontario
L0P 1C0

Gerald Shefsky	965 Bay Street	Canadian
Toronto, Ontario
M5S 2A3

6.10

The by-laws of Amalco, until repealed, amended or altered shall be by-laws of Nayarit Gold.

6.11

Without limiting the borrowing powers of Amalco as set forth in the Ontario Act, as amended from time to time, Amalco may, from time to time, with or without the authority of any by-laws or the authorization of the shareholders:

(a)

borrow money upon the credit of Amalco including by way of overdraft;

(b)

issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of Amalco whether secured or unsecured;

(c)

charge, mortgage, hypothecate, pledge or otherwise create a security interest in the undertaking or in all or any currently owned or subsequently acquired real or personal, movable or immovable property of Amalco, including book debts, rights, powers and franchises, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantees or any other present or future indebtedness or liability of Amalco; and

6.12

The Auditors of Amalco shall be Kraft, Berger, Grill, Schwartz, Cohen & March LLP, Chartered Accountants or such other auditor as Nayarit Gold and Canhorn mutually designate prior to the Effective Date.

6.13

The Registrar and Transfer Agent Amalco shall be Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario, M5H 4C3.

ARTICLE SEVEN

Exchange of Shares

7.1

Subject to section 8.1, the shares in the capital of Nayarit Gold and Canhorn which are issued and outstanding immediately prior to the Effective Date shall, on and from the Effective Date, be converted into issued and outstanding shares in the capital of Amalco as follows:

(a)

each issued and outstanding Canhorn Share shall be converted into one (1) issued and fully-paid Amalco Common Share; and

(b)

each issued and outstanding Nayarit Gold Share shall be converted into one (1) issued and fully-paid Amalco Common Share.

The warrants issued by Nayarit Gold which are granted but unexercised upon the Amalgamation becoming effective, will become outstanding warrants to purchase Amalco Common Shares upon the same terms and subject to appropriate adjustments.

ARTICLE EIGHT

Fractional Shares

8.1

Fractional Amalco Common Shares will not be issued. A holder of Nayarit Gold Shares, or Canhorn Shares who would otherwise be entitled to receive a fraction of an Amalco Share shall be issued a whole Amalco Share.

ARTICLE NINE

Dissenting Shareholders

9.1

Dissenting Shareholders who:

(a)

ultimately are entitled to be paid fair value for their Nayarit Gold Shares or Canhorn Shares shall be deemed to have had their Nayarit Gold Shares or Canhorn Shares, as the case may be, cancelled on the Effective Date and Amalco shall not be required to recognize such holders as shareholders of Amalco from and after the Effective Date and the names of such holders shall be deleted from the register of holders of Amalco Common Shares from and after the Effective Date; and

(b)

ultimately are not entitled to be paid fair value, for any reason, for their Nayarit Gold Shares or Canhorn Shares, shall be deemed to have had their Nayarit Gold Shares or Canhorn Shares cancelled on the Effective Date, and to have been issued Amalco Common Shares for their shares on the Effective Date as provided in sections 7.1 and 8.1 hereof.

ARTICLE TEN

Special Meetings of Shareholders of Nayarit Gold and Canhorn

10.1

Nayarit Gold and Canhorn agree to use their best efforts to cause the Nayarit Gold shareholders and the Canhorn shareholders, respectively, to vote in favor of the Amalgamation.

ARTICLE ELEVEN

Articles of Amalgamation

11.1

Subject to section 10.1 hereof, after this Agreement has been approved in accordance with the Ontario Act, and all other terms and conditions contained in section 3.1 hereof have been fulfilled or waived pursuant to section 3.2 hereof, the Amalgamating Corporations shall, on such day as the directors of Nayarit Gold and Canhorn may select, jointly file with the Director under the Ontario Act, Articles of Amalgamation and such other documents as may be required to complete the Amalgamation.

11.2

All representations, warranties and covenants herein contained shall survive and remain in full force and effect for a period of one (1) year after the Effective Date.

ARTICLE TWELVE

General

12.1

This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario and the federal laws of Canada applicable herein.

12.2

Nayarit Gold shall be responsible for all reasonable costs and expenses incurred in connection with the preparation of this Agreement and the consummation of all of the transactions contemplated to complete the Amalgamation.

12.3

In the event any one or more of the provisions of this Agreement is invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired.

12.4

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as of the date written in the beginning of this Agreement

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto.

NAYARIT GOLD INC.

By: /s/ Gerald Shefsky
Gerald Shefsky

CANHORN CHEMICAL CORPORATION

By: /s/ Marilyn E. Turner
Marilyn E. Turner